Exhibit 99.1

    News Release

Media Contact:

Amber Best

NewPage

937-242-9093

NewPage Corporation

8540 Gander Creek Drive

Miamisburg, OH 45342

NewPage Corporation Launches Process to Restructure Debt and

Position Overall Business for Long-Term Success

Corporate Parent and Certain U.S. Subsidiaries Commence Voluntary Cases

Under Chapter 11 of the United States Bankruptcy Code,

Securing Commitment for Up to $600 million in DIP Financing

To Continue Normal Business Operations

NewPage Port Hawkesbury Corp. Commences Proceedings

Under the Companies’ Creditors Arrangement Act of Canada

MIAMISBURG, Ohio – September 7, 2011 – NewPage Corporation announced today that, to facilitate an orderly debt restructuring and position the overall business for long-term success, its corporate parent, NewPage Group Inc., and certain of its U.S. subsidiaries (collectively, “NewPage” or the “Company”) have commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”). The cases are pending in the United States Bankruptcy Court for the District of Delaware. The company’s Consolidated Water Power Company subsidiary is not part of the filing.

Separately, the company’s Canadian subsidiary, NewPage Port Hawkesbury Corp., has brought proceedings before the Supreme Court of Nova Scotia under the Companies’ Creditors Arrangement Act of Canada (“CCAA”). In order to maximize efficiency in both the U.S. and Canadian Court processes, NewPage Corporation and NewPage Port Hawkesbury Corp. have executed a Settlement and Transition Agreement, subject to approval by the Canadian Court.

Chapter 11 Restructuring for U.S. Entities

Through the Chapter 11 process, NewPage expects to work closely with its creditors and other stakeholders in the U.S. to formulate a Chapter 11 plan that details how it intends to satisfy its liabilities and restructure its balance sheet to emerge as a financially stronger company. The company expects to continue operating its U.S. businesses as usual throughout this process with an undiminished focus on providing customers with high-quality paper and employees with a stable and safe working environment. To help ensure it has adequate liquidity to achieve these objectives and continue to operate and compete successfully throughout the restructuring, NewPage has obtained a commitment led by J.P. Morgan for up to $600 million in Debtor in Possession (DIP) financing.

Additionally, NewPage has filed a series of customary First Day Motions in the United States Bankruptcy Court that, subject to court approval, would allow it to continue its U.S. employee wages and benefits programs, honor obligations for customers served by its U.S. businesses and provide additional protection to various other stakeholders. These motions are typical of the Chapter 11 process and are generally granted in the days immediately after a filing.

“We strongly believe that the court-supervised restructuring we began today is the most effective means of strengthening our financial position and enhancing our standing as the leading producer of printing and specialty paper in North America,” said George F. Martin, president and chief executive officer for NewPage. “We expect to continue to provide our customers with the exceptional service and high-quality products they have come to expect. We recognize customers have choices, and NewPage needs to continue to earn their trust and loyalty every day. We expect to continue to run safe and efficient operations, be candid with all of our stakeholders and act as a responsible community member both during and after our financial restructuring.”

Jay A. Epstein, senior vice president and chief financial officer for NewPage, added, “A successful restructuring will allow NewPage to emerge as a financially stronger company that is even better positioned to compete and succeed in this dynamic industry environment. To this end, we fully expect to work productively with our lenders and other creditors to develop our Chapter 11 plan as efficiently as possible. We are confident that the DIP financing we have secured will allow us to maintain continuity in our U.S. businesses as we complete this process.”

Intention to Commence CCAA Proceedings for NewPage Port Hawkesbury Corp.

NewPage Port Hawkesbury Corp. has brought proceedings before the Supreme Court of Nova Scotia in Halifax, Nova Scotia. The Canadian entity is in discussions with potential buyers and hopes to complete a successful sale of the mill while under the anticipated court protection.

On August 22, NewPage announced that it would take downtime at NewPage Port Hawkesbury Corp. due to market and economic conditions that had prevented it from profitably operating the mill for more than a year. NewPage Port Hawkesbury Corp. plans to use funds arising from its Settlement and Transition Agreement to continue a “hot idle” at the mill and preserve the value of its assets while it continues discussions with potential buyers.

Additional Information

NewPage is committed to communicating with stakeholders throughout the restructuring. Accordingly, the Company has established a dedicated website, www.NewPageRestructuring.com, through which its stakeholders can access current information about the restructuring and the related legal filings.

Court documents pertaining to the U.S. proceedings can also be accessed directly through the Claim’s Agent website, www.kccllc.net/newpage. Suppliers can receive answers to any additional questions they may have by contacting the NewPage supplier call center at (877) 226-7107 or suppliers@newpagecorp.com.

About NewPage Corporation

Headquartered in Miamisburg, Ohio, NewPage Corporation is the leading producer of printing and specialty papers in North America, based on production capacity, with $3.6 billion in net sales for the year ended December 31, 2010. The company’s product portfolio is the broadest in North America and includes coated freesheet, coated groundwood, supercalendered, newsprint and specialty papers. These papers are used for corporate collateral, commercial printing, magazines, catalogs, books, coupons, inserts, newspapers, packaging applications and direct mail advertising.

NewPage owns paper mills in Kentucky, Maine, Maryland, Michigan, Minnesota, Wisconsin and Nova Scotia, Canada. These mills have a total annual production capacity of approximately 4.1 million tons of paper, including approximately 2.9 million tons of coated paper, approximately 1.0 million tons of uncoated paper and approximately 200,000 tons of specialty paper.

To learn more, visit www.NewPageCorp.com.

Forward-looking Statements

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will likely continue,” “will likely result,” or words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, among others, our substantial level of indebtedness; our ability to obtain additional financing or refinance our indebtedness may be limited; changes in the supply of, demand for, or prices of our products; general economic and business conditions in the United States and Canada and elsewhere; the ability of our customers to continue as a going concern, including our ability to collect accounts receivable according to customary business terms; the activities of competitors, including those that may be engaged in unfair trade practices; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; changes in the regulatory environment, including requirements for enhanced environmental compliance; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

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